                                                                    EXHIBIT 99.2

THIS  CONSULTING  AGREEMENT  IS  ENTERED  INTO  ON 1ST  SEPTEMBER  2004  BETWEEN

STERLINGFCS  LTD ("SFCS")  AND  ELECTRONIC  GAME CARD INC. AND ITS  SUBSIDIARIES

("CUSTOMER").

1.       SERVICES.  SFCS shall  perform the  consulting  services  described  in

         Schedule(s)  mutually agreed upon, signed by both parties, and attached

         hereto  (the   "Services").   Customer   may  at  any  time  request  a

         modification  to the Services  agreed to between the parties by written request to SFCS specifying the desired modifications to the same degree of specificity as in the original specifications.  SFCS shall submit an estimate  of the cost  for  such  modifications  within  seven  days of receipt of such  request,  and if accepted by Customer,  such change in

         Services shall be performed under the terms of this Agreement.

2.       PERSONNEL.  SFCS shall appoint an Account Services  Supervisor who will assign resources both employees and subcontractors  with qualifications suitable  for the  work  described  in  applicable  Schedule.  SFCS may replace or change employees or subcontractors as required. For the term of any Schedule and for 12 months  thereafter,  Customer  agrees not to solicit or retain the services of any person who is an employee of SFCS and who was engaged in rendering services under such Schedule. While on

         Customer's  premises,  SFCS's employees and subcontractors  will comply

         with  all  reasonable  security  practices  and  procedures   generally

         prescribed by Customer.  SFCS will not be required to sign any waivers,

         releases or other  documents to gain access to  Customer's  premised in connection  with  work  performed  under  this  Agreement  and any such waivers,  releases,  or other documents shall be invalid and shall have no effect.  It is understood and agreed that each of the parties hereto is an  independent  contractor  and that neither party is, nor shall be considered to be, an agent, distributor or representative of the other.

         Neither   party  shall  act  or  represent   itself,   directly  or  by

         implication, as an agent of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other.

3.       FEES. As consideration for the duties performed by the Account Services

         Supervisor and the assigned resources, Customer shall pay SFCS the fees set forth in the  applicable  Schedule  attached  hereto.  In addition,

         Customer will reimburse SFCS for reasonable  travel and living expenses incurred by SFCS  employees and  subcontractors  for travel from SFCS's office in connection  with the  performance  of this  Agreement and any other expenses contemplated in the applicable Schedule. With respect to materials shipped by SFCS to Customer hereunder, Customer shall pay all applicable  shipping charges.  With respect to the Services  (including any deliverables resulting from such Services),  Customer shall pay all applicable sales,  use, personal property or similar taxes,  tariffs or governmental  charges,  exclusive  of SFCS's net  income and  corporate franchise taxes. SFCS shall invoice the Customer on a periodic basis as shown in the applicable  Schedule.  The fees owing  hereunder  shall be payable within 30 days from date of SFCS's invoice therefore,  provided that the work being  invoiced  was  performed  prior to the date of the invoice.  Past due amounts owing from  Customer  shall bear interest at the  rate  of 1% per  month.  Customer  will  reimburse  SFCS  for  all reasonable  costs incurred  (including  reasonable  attorney's fees) in collecting past due amounts owed by Customer. SFCS shall have the right to halt or terminate entirely its services until payment is received on past due invoices.

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4.       TERM AND TERMINATION.  This agreement shall commence as of the date set forth above and shall continue,  unless terminated as set forth herein.

         Customer may at any time and for any reason terminate this Agreement or any Schedule by providing  at least six calendar  months prior  written notice to SFCS after the second anniversary of this Agreement. SFCS may terminate this  Agreement upon written notice to Customer,  if Customer breaches  this  Agreement  or any  other  agreement  between  SFCS  and

         Customer and fails to correct the breach  within  seven days  following written notice of such breach.  Any termination as  contemplated  above shall not  affect  the  obligations  of  Customer  to pay SFCS for work performed prior to termination.

5.       WARRANTY.  SFCS  WARRANTS  THAT  SERVICES  PROVIDED  TO  CUSTOMER  WILL

         SUBSTANTIALLY CONFORM TO THE APPLICABLE SCHEDULE. THIS WARRANTY WILL BE

         IN  EFFECT  FOR 90 DAYS  FROM  THE  COMPLETION  DATE  SET  FORTH IN THE

         SCHEDULE.  THE WARRANTY  HEREIN IS  EXCLUSIVE  AND IN LIEY OF ALL OTHER

         WARRANTIES,   WHETHER   EXPRESS  OR  IMPLIED,   INCLUDING  THE  IMPLIED

         WARRANTIES OF MERCHNTABILITY AND FITNESS FOR A PARTICULAR  PURPOSE.  IF

         SFCS IS  UNABLE  TO  PERFORM  THE  SERVICES  AS  WARRANTED,  CUSTOMER'S

         EXCLUSIVE   REMEDY,   AND  SFCS'S  ENTIRE   LIABIILITY,   WILL  BE  THE

         REPERFORMANCE  OF THE  SERVICES,  OR IF SFCS IS UNABLE TO  REPERFORM AS

         WARRANTED, REFUND OF THE FEES PAID FOR THE DEFICIENT SERVICES.

6.       CONFIDENTIALITY.  The term  "Confidential  Information"  shall mean any information  disclosed by either party (the "Disclosing  Party") to the other party (the  "Receiving  Party") in connection with this Agreement which  is  disclosed  in  writing,  orally  or  by  inspection  and  is identified as "Confidential" or "Proprietary". The Receiving Party will only disclose  Confidential  Information  to those of its employees and contractors who have a need to know for the purpose of performing under this Agreement. The Receiving Party will protect the confidentiality of

         Confidential  Information  to the same degree if care, but no less than reasonable  care,  as the  Receiving  Party  uses  to  protect  its own

         confidential  or  proprietary   information.   The  Receiving   Party's

         obligations regarding Confidential Information will expire no less than two years from the date of receipt of the Confidential Information. The obligations  set forth in this  paragraph will not apply to any portion of the Confidential  Information which: (a) was independently developed by the Receiving Party without any use of the Confidential  Information of the  Disclosing  Party  and by  employees  or  other  agents  of (or independent contractors hired by) the Receiving Party who have not been exposed  to the  Confidential  Information;  (b)  becomes  known to the

         Receiving Party, without restriction, from a third party without breach of this Agreement who had a right to disclose it; (c) was in the public domain at the time it was  disclosed  or becomes  in the public  domain through no act or omission of the Receiving  Party;  (d) was rightfully known  to the  Receiving  Party,  without  restriction,  at the time of disclosure; or (e) is disclosed pursuant to the order or requirement of a court,  administrative  agency, or other governmental body; provided,

         however,  that the Receiving  Party shall provide prompt notice thereof to the Disclosing  Party and shall use its  reasonable  best efforts to obtain a protective  order or otherwise  prevent  public  disclosure of such information.  Notwithstanding the foregoing, this Agreement is not intended to prevent the Receiving Party from using Residual  Knowledge,

         subject to any valid patents and  copyrights of the  Disclosing  Party.

         "Residual  Knowledge"  means ideas,  concepts,  know-how or  techniques

         related  to  the  Disclosing   Party's   technology  and   Confidential

         Information  that are retained in the unaided memories of the Receiving

         Party's employees who had rightful access to Confidential  Information.

         An employee's memory will be considered unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

                                       2

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7.       INSURANCE.  SFCS will  maintain at its sole expense  general  liability

         (including,  but not limited to,  automobile  liability)  and  workers'

         compensation insurance covering the performance of Services by SFCS and any  subcontractor  or other  party  engaged  by SFCS  engaged  by SFCS therefore.

8.       ARCHIVAL COPY.  Upon  completion of the Services or termination of this

         Agreement, SFCS may, but shall not be required, to keep one copy of any

         Customer-owned  deliverables,  including but not limited to, the plans,

         designs,  specifications,  implementations,  reports,  screen  designs,

         financial budgets and projections, and notes and any related materials.

         SFCS  warrants  that the copy and any copies which SFCS makes shall not be sold,  licensed,  sublicensed  or in any way  disseminated  to third parties.

9.       LIMITATION  OF  LIABILITY.   EXCEPT  FOR  BREACH  OF  THE  CONFIDENTIAL

         INFORMATION  OBLIGATIONS  HEREIN AND FOR  PERSONAL  INJURY AND  PROPETY

         DAMAGE CAUSED BY THE  INTENTIONAL  OR NEGLIGENT  ACTS OF SFCS EMPLOYEES

         WHILE PERFORMING ON THE PREMISES OF CUSTOMER, THE LIABILITY OF SFCS AND

         ITS  SUBCONTRACTORS  TO CUSTOMER FOR CLAIMS RELATED TO THIS  AGREEMENT,

         WHETHER  FOR  BREACH OR IN TORT,  SHALL BE  LIMITED TO THE FEES PAID BY

         CUSTOMER  UNDER THE  APPLICABLE  SCHEDULE  RELATED TO THE CLAIM.  IN NO

         EVENT  WILL  SFCS OR ITS  SUBCONTRACTORS  BE  LIABLE  FOR ANY  INDRECT,

         PUNITIVE,  SPECIAL,  INCIDENTAL OR  CONSEQUENTIAL  DAMAGE IN CONNECTION

         WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS,  USE,

         DATA OR OTHER  ECONOMIC  ADVANTAGE),  HOWEVER  IT ARISES,  WHETHER  FOR

         BREACH OF THIS  AGREEMENT,  INCLUDING  BREACH OF WARRANTY,  OR IN TORT,

         EVEN IF SFCS HAS BEEN  PREVIOUSLY  ADVISED OF THE  POSSIBILITY  OF SUCH

         DAMAGE. THIS SECTION SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

         Notwithstanding  the foregoing,  if SFCS is required,  by a third party subpoena or otherwise,  to produce documents,  testify or provide other evidence  regarding the services or this agreement in any investigation or legal  proceeding  to which the  Customer is party and SFCS is not a party,  Customer  shall  reimburse  SFCS for all  costs  and  expenses,

         including the time of its  professional  staff at SFCS'  standard rates and the cost of legal  representation,  which SFCS reasonably incurs to respond or comply.

10.      GENERAL.

         10.1.    For the  purpose  of this  Agreement,  SFCS is an  independent contractor, and neither party shall be deemed the agent of the other.  All persons employed by SFCS shall be its employees or subcontractors  and  shall  not  be  deemed  employees  of the

                  Customer.   SFCS   assumes   exclusive   liability   for   all

                  contributions,  taxes or payments  required to be made because of such employees or  subcontractors  by the federal and state

                  Unemployment  Compensation  Acts, Social Security Acts and all

                  amendments thereto,  and by all other current and future acts,

                  federal   or  state,   in   whichever   appropriate   National

                  jurisdiction,  requiring  payment  by SFCS on  account of such employees or subcontractors performing the Services under this

                  Agreement.


         10.2.    This  Agreement  may not be assigned by either  party  without prior  written  consent of the other  party,  except that SFCS shall have the right to assign its rights to payment hereunder and may assign this Agreement to an affiliated party.

         10.3.    This  Agreement,  together  with  the  schedules  and  addenda hereto,  and purchase orders issues hereunder,  constitute the entire agreement of the parties and supersede all previous and contemporaneous communications, representations, understanding or agreements with respect to the subject matter hereof.  This

                  Agreement may be modified  only in a writing  designated as an amendment  and  signed  by both  parties.  In the event of any inconsistency  between this  Agreement  and a purchase  order,

                  this Agreement shall prevail unless expressly otherwise agreed by the parties in writing.  Purchase  orders  shall be binding upon SFCS only if consistent  with this Agreement with respect to:  the  designated  services  ordered  and  fees  therefore;

                  payment terms; site for performance of services;  and delivery dates set forth on the face side of or a special attachment to the order.  Printed  terms on or attached to any such purchase order shall be void and of no effect.

         10.4.    No delay,  failure or default in performance of any obligation of either party  hereunder,  excepting all obligations to make

                  payments   hereunder,   shall  constitute  a  breach  of  this

                  Agreement to the extent caused by events or conditions  beyond that  party's  reasonable  control.  The  failure  or delay by either party to enforce the terms of this Agreement  shall not be deemed a waiver of such term.

         10.5.    All notices relating to this Agreement shall be in writing and delivered  by courier  or hand and sent to the other  party by first class prepaid mail with return receipt requested, to the address of such party  specified  below or  specified  by such party in accordance with this Section.

         10.6.    This agreement shall be governed by the laws of England.  This

                  notwithstanding,   either  party  may  apply  to  a  court  of

                  competent  jurisdiction for injunctive or equitable relief. If any  provision  of  this  Agreement  is  held  by a  court  of

                  competent    jurisdiction    to   be    unenforceable,    such

                  unenforceability  shall not affect the  enforceability  of the remaining provisions of this Agreement,  and the parties shall substitute for the affected provision an enforceable provision which  approximates  the  intent  and  economic  effect of the affected provision as closely as possible.

                                       3

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         In witness  whereof  the  parties  have  caused  this  Agreement  to be executed by their respective authorised representatives.

FOR STERLING FCS LIMITED:

By:     /S/ ALAN G R BOWEN

     --------------------------------

Title: ______________________________

Date signed: 1st September 2004

Address: Suite F8 International Commercial Centre Casemates Gibraltar

FOR CUSTOMER:

By:    /S/  LINDEN J. BOYNE

    ---------------------------------

Title: ______________________________

Date signed: 1st September 2004

Address: Savannah House, 11 Charles II Street, London, SW1Y 4QU

                                       4


                    STERLING FINANCIAL & CORPORATE SERVICES

                   PROFESSIONAL & GENERAL LIMITED CONSULTING

                               AGREEMENT SCHEDULE

                   Company Financial and Secretarial Services

This Consulting  Agreement  Schedule  ("CAS") dated 1st September 2004 describes the company  financial  and  secretarial  services to be  performed  by Sterling

Financial and Corporate  Services  ("SFCS") for Electronic Game Card Inc and its

subsidiaries  ("Customer").  This CAS is  subject  to the  Consulting  Agreement between Electronic Game Card Inc and SterlingFCS Limited.

         A.       PROCESS

         The  Customer  is a  relatively  new  business  which lacks a financial

         accounting,   banking  and  company  secretarial  infrastructure.   The

         Customer  wishes  SFCS  to  design,  implement  and  maintain  such  an

         infrastructure   as  the   Customer's   business   grows.   Once   this

         infrastructure is in place it is expected that SFCS will provide a full

         Chief Financial Officer ("CFO") and Company  Secretarial service to the

         Customer.

         This agreement confirms SFCS' understanding of the terms and objectives of this  engagement and the nature and limitation of the services to be provided.

         B.       SCOPE OF SERVICES

         SFCS will provide  Customer with a single point of contact that will be responsible for coordinating  SFCS resources,  including  appropriately qualified  personnel,  to fulfil an interim CFO and  Company  Secretary function. The point of contact will be based at SFCS' offices in London

         and  will  be  responsible  to  the  Customer's   Chief  Executive  for

         day-to-day work instructions.  It is envisaged that the role will adapt overtime and will include some or all of the functions listed below:

         Financial infrastructure design and installation:

         o        Establish banking facilities

         o        Set-up  financial  modelling,  projections,  and  company  and product valuations from Customer supplied statistics, and from a biotechnology perspective

         o        Rapid  implementation  of best-  of-breed  financial  software system

         o        Immediate book-keeping, cash control and operating budgets

         o        Advising on suitable insurance packages and banking facilities for both business and management

         o        Developing and implementing  internal  accounting policies and procedures

         o        Development of corporate governance  procedures and management of the observance of these procedures

         Financial:

         o        Overseeing all aspects of the finance function

         o        Preparation of GAAP compliant SEC and UK financial statements

         o        Financial modelling and projections

         o        Working  with  management  to develop and execute the business plan

         o        Developing  reporting packages suitable for management and the board

         o        Issuing monthly, quarterly and annual financial statements

         o        Establishing and maintaining policies and procedures

         o        Handling financial related correspondence

         o        Functioning as the key finance member of the management team


         o        Recording vendor invoices

         o        Generating customer billing

         o        Managing and recording payroll

         o        Preparing  and  posting  all  journal  entries to the  general ledger

         o        Maintaining fixed asset ledgers

         o        Coordinating and executing all aspects of the CPA firm audit

         o        Providing  access to  specialized  resources  such as U.S. and

                  U.K. treasury and taxation experts

         o        Advising on suitable  insurance packages for both business and management

         o        Provision and management of banking facilities

         Company Secretarial:

         o        Involvement  in the  preparation  of GAAP compliant SEC and UK financial statements

         o        Responding to SEC, and other regulators, comments and queries

         o        Corporate  filings in both  U.K.,  Companies  House,  and U.S.

                  state and federal environments

         o        Developing and implementing  internal  accounting policies and procedures to expedite future reporting

         o        Development of corporate governance  procedures and management of the observance of these procedures

         o        Performing the quarterly and/or annual/bi-annual close

         o        Assisting in developing management discussion and analysis and disclosures for 10-K and 10-Q Forms

         o        Developing  high-quality,  independent  reporting packages for the board and/or senior management

         o        Providing  liaison between client and stock transfer agent for shareholders

         o        co-ordination and recording of board meetings

         C.       PERSONNEL, FEES, EXPENSES AND PAYMENTS

         L J Boyne or another  person by agreement  with the company will act as

         Chief Financial Officer and will be the Account Services Supervisor, he will allocate  appropriate  SFCS  resources as he sees fit to undertake the  services  to be  provided  in  Paragraph  B  hereof  and  will  be compensated at a combined fee of $12,500 per calendar month (the "Fee")

         exclusive  of  expenses,  to be  accounted  to  the  Customer  on an as incurred basis, and exclusive of VAT or other taxes,  where applicable,

         and invoiced  monthly in arrears.  Standard  payment  terms are 30 days upon issue of invoice.  The Fee shall be reviewed by  agreement or upon each anniversary of this Agreement.  Additional fees will be chargeable for projects and exceptional services.  SFCS shall commence performance of the Services on the date hereof,  and the project shall last for two years with either  party being able to terminate  without  penalty with six months notice one year from the date hereof.

AGREED AND ACCEPTED:

Sterling FCS Ltd

By:  /S/ ALAN G R BOWEN

     --------------------------------

     ALAN G R BOWEN

Title:

Date signed: 1st SEPTEMBER 2004